Exhibit 99.1

DYNAVAX

DYNAVAX TECHNOLOGIES
2929 Seventh Street, Suite 100
Berkeley, CA 94710
Contacts:
Jennifer Lew	Amy Figueroa
Vice President, Finance	Investor Relations & Corporate
Communications
510-665-7217	510-665-7211
jlew@dynavax.com	afigueroa@dynavax.com

DYNAVAX ANNOUNCES THIRD QUARTER 2009 FINANCIAL RESULTS

– To Host Webcast of Conference Call Today at 4:30 pm EDT –

BERKELEY, Calif. – October 22, 2009 – Dynavax Technologies Corporation (Nasdaq: DVAX) today reported financial results for the third quarter and nine months ended September 30, 2009.

Dynavax reported $46.4 million in cash, cash equivalents, marketable securities and investments held by Symphony Dynamo, Inc. (SDI), collectively referred to as total cash, at September 30, 2009. This compared to $53.0 million at June 30, 2009.

“During the third quarter, we began the first of two planned Phase 3 registration trials for our lead product HEPLISAVTM and our goal is to complete these trials within 24 months,” commented Dino Dina, M.D., President and Chief Executive Officer of Dynavax. “With our commercialization strategy focused on directly serving high-value markets in the U.S. and a partnering strategy to expand into broader market segments and internationally, HEPLISAV can become a company-building product for Dynavax.”

Total revenues for the third quarter 2009 were $2.9 million, compared to $8.9 million reported for the third quarter in 2008. The decline in total revenues for the third quarter was primarily due to a decrease in collaboration revenue following the termination of the Merck & Co., Inc. collaboration for HEPLISAV. Total revenues were $38.1 million for the nine months ended September 30, 2009, compared to $25.1 million for the same period in 2008. The increase in revenues for the nine months ended September 30, 2009 was primarily attributable to the recognition of $28.5 million of non-cash deferred revenue that was accelerated upon the termination of the Merck collaboration.

On a pro forma basis, including collaboration funding from SDI and excluding the non-cash deferred revenue from the Merck collaboration, revenues were $3.9 million and $12.2 million, respectively, for the third quarter and nine months ended September 30, 2009, compared to $9.9 million and $27.9 million for the same period in 2008.

Total operating expenses were $13.6 million for the third quarter 2009, compared to $14.6 million for the third quarter 2008. Total operating expenses were $41.6 million for the nine months ended September 30, 2009, compared to $51.2 million for the same period in 2008. The decrease in operating expenses for 2009 was primarily due to a reduction in clinical development costs associated with HEPLISAV and the discontinuation of development for the TOLAMBA ragweed allergy program in May 2008.

– more –

DYNAVAX ANNOUNCES THIRD QUARTER 2009 FINANCIAL RESULTS

October 22, 2009 Page 2 of 6

On a pro forma basis, excluding the non-cash charges for stock-based compensation and amortization of intangible assets, operating expenses were $12.5 million and $38.8 million, respectively, for the third quarter and nine months ended September 30, 2009, compared to $13.3 million and $47.9 million for the same periods in 2008.

The tables included as part of this press release provide a reconciliation of GAAP revenues and operating expenses to pro forma revenues and operating expenses.

The net loss of $9.5 million, or $0.24 per share, reported for the third quarter 2009 increased from the net loss of $5.4 million, or $0.14 per share, for the same period in 2008. The increase in net loss for third quarter is due to a decrease in collaboration revenue partially offset by a decrease in total operating expenses. The net loss of $0.3 million, or $0.01 per share, reported for the nine months ended September 30, 2009 significantly improved compared to the net loss of $23.9 million, or $0.60 per share, for the same period in 2008. The improvement in net loss for the nine months ended September 30, 2009 is due to the recognition of non-cash deferred revenue and a decrease in total operating expenses.

HEPLISAV Phase 3 Hepatitis B Vaccine - In a previously completed pivotal Phase 3 trial, HEPLISAV provided increased, rapid protection with fewer doses than current licensed vaccines. To complete the registration trials for HEPLISAV, Dynavax has begun vaccinating chronic kidney disease patients in a Phase 3 trial and expects to begin a Phase 3 lot-to-lot consistency trial in adults over 40 years of age in early 2010. Dynavax will present chronic kidney disease patient data for HEPLISAV at the Infectious Disease Society of America (IDSA) meeting in Philadelphia, Pennsylvania, October 29 through November 1, 2009.

Phase 1b Hepatitis C Therapy - SD-101 is a second generation TLR-9 agonist which is being developed in an ongoing Phase 1b trial funded through the SDI agreement. Dynavax and Symphony Capital are evaluating future development options for this hepatitis C therapy.

Phase 1b Hepatitis B Therapy - In 2009, Dynavax plans to begin a Phase 1b trial of DV-601, the first hepatitis B therapy to combine both surface and core HBV antigens.

Preclinical Programs – Dynavax’s preclinical programs include a unique Universal Flu vaccine and programs partnered with pharmaceutical partners AstraZeneca and GlaxoSmithKline.

Conference Call

Dynavax will webcast a conference call today at 4:30 p.m. EDT (1:30 p.m. PDT). The live and archived webcast can be accessed by visiting the investor relations section of the Company's Web site at http://investors.dynavax.com/newsevents.cfm.

About Dynavax

Dynavax Technologies Corporation, a clinical-stage biopharmaceutical company, discovers and develops novel products to prevent and treat infectious diseases. The Company’s lead product candidate is HEPLISAV, a Phase 3 investigational adult hepatitis B vaccine designed to provide more rapid and increased protection with fewer doses than current licensed vaccines. For more information visit www.dynavax.com.

– more –

DYNAVAX ANNOUNCES THIRD QUARTER 2009 FINANCIAL RESULTS

October 22, 2009 Page 3 of 6

Forward Looking Statements

This press release contains “forward-looking statements,” that are subject to a number of risks and uncertainties, including statements relating to planned clinical trials and our commercialization strategy for HEPLISAV. Actual results may differ materially from those set forth in this press release due to the risks and uncertainties inherent in our business, including whether successful clinical and regulatory development and approval of HEPLISAV can occur in a timely manner or without significant additional studies or difficulties or delays in development, whether the studies can support registration for commercialization of HEPLISAV, initiation and completion of clinical trials of the Company’s other product candidates; the results of clinical trials and the impact of those results on the initiation and completion of subsequent trials and issues arising in the regulatory process; the Company's ability to obtain additional financing to support the development and commercialization of HEPLISAV and its other operations, possible claims against the Company based on the patent rights of others; and other risks detailed in the “Risk Factors” section of our current periodic reports with the SEC. We undertake no obligation to revise or update information herein to reflect events or circumstances in the future, even if new information becomes available.

Information on Dynavax’s website at www.dynavax.com is not incorporated by reference in the Company’s current periodic reports with the SEC.

– tables to follow –

DYNAVAX ANNOUNCES THIRD QUARTER 2009 FINANCIAL RESULTS
October 22, 2009

DYNAVAX TECHNOLOGIES CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
	(Unaudited)

		Three Months Ended		Nine Months Ended
		September 30,		September 30,
		2009	2008	2009	2008
Revenues:
Collaboration revenue	$	1,791	$7,960	$34,079	$ 21,435
Grant revenue		887	581	2,921	2,027
Service and license revenue		223	316	1,129	1,687

Total revenues		2,901	8,857	38,129	25,149

Operating expenses:
Research and development (1)		9,631	10,456	29,202	38,522
General and administrative (2)		3,736	3,913	11,693	11,904
Amortization of intangible assets		245	245	735	735

Total operating expenses (3)		13,612	14,614	41,630	51,161

Loss from operations		(10,711)	(5,757)	(3,501)	(26,012)

Interest income		18	313	174	1,461
Loan Forgiveness		—	5,000	—	5,000
Interest expense		(93)	(6,457)	(120)	(9,141)
Other income (expense)		80	(232)	(40)	(4)

Net loss		(10,706)	(7,133)	(3,487)	(28,696)

Add: Losses attributed to noncontrolling interest in
SDI		1,200	1,713	3,192	4,768

Net loss attributable to Dynavax		$(9,506)	$(5,420)	$(295)	$ (23,928)

Basic and diluted net loss per share		$(0.24)	$(0.14)	$(0.01)	$ (0.60)

Shares used to compute basic and diluted net loss
per share		40,153	39,831	39,990	39,807

(1)	Research and development expenses included non-cash stock-based compensation charges of $0.4 million and $0.8 million for the three and nine months ended September 30, 2009, respectively. Research and development expenses included non-cash stock-based compensation charges of $0.5 million and $1.0 million for the three and nine months ended September 30, 2008, respectively.

(2)	General and administrative expenses included non-cash stock-based compensation charges of $0.5 million and $1.3 million for the three and nine months ended September 30, 2009, respectively. General and administrative expenses included non-cash stock-based compensation charges of $0.6 million and $1.4 million for the three and nine months ended September 30, 2008, respectively.

(3)	Total operating expenses excluding non-cash stock-based compensation charges were $12.7 million and $39.5 million for the three and nine months ended September 30, 2009, respectively. Total operating expenses excluding non-cash stock-based compensation charges were $13.6 million and $48.7 million for the three and nine months ended September 30, 2008, respectively.

– more –

DYNAVAX ANNOUNCES THIRD QUARTER 2009 FINANCIAL RESULTS
October 22, 2009

DYNAVAX TECHNOLOGIES CORPORATION
RECONCILIATION OF GAAP REVENUES TO PRO FORMA REVENUES
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,			September 30,
	2009	2008	2009	2008

GAAP revenues	$2,901	$8,857	$38,129	$25,149

ADD:
Collaboration funding incurred under SDI programs	1,009	1,642	2,551	4,605
LESS:
Non-cash deferred revenue from Merck
collaboration	—	596	28,485	1,879

Pro forma revenues (1)	$3,910	$9,903	$12,195	$27,875

(1)	These pro forma amounts are intended to illustrate the Company’s revenues including collaboration funding provided for the SDI programs and excluding certain non-cash items. The collaboration funding is reflected in the amount attributed to the noncontrolling interest in SDI in the Company’s consolidated statement of operations, but would have been reported as revenue if SDI’s results of operations were not consolidated with those of the Company. Management of the Company believes the pro forma results are a more useful measure of the Company’s revenues because it provides investors the ability to evaluate the Company’s operations in the manner that management uses to assess the continued progress of operating programs. These pro forma results are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from pro forma measures used by other companies.

DYNAVAX TECHNOLOGIES CORPORATION

RECONCILIATION OF GAAP OPERATING EXPENSES TO PRO FORMA OPERATING EXPENSES

(In thousands) (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

GAAP operating expenses	$ 13,612	$ 14,614	$ 41,630	$ 51,161
LESS:
Stock-based compensation expense	916	1,052	2,102	2,488
Amortization of intangible assets	245	245	735	735

Pro forma operating expenses (2)	$ 12,451	$ 13,317	$ 38,793	$ 47,938

(2)	These pro forma amounts are intended to illustrate the Company’s operating expenses excluding certain non-cash charges in accordance with the financial statements that management uses to evaluate the Company’s operations. These pro forma results are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from pro forma measures used by other companies.

– more –

DYNAVAX ANNOUNCES THIRD QUARTER 2009 FINANCIAL RESULTS
October 22, 2009

DYNAVAX TECHNOLOGIES CORPORATION
SELECTED BALANCE SHEET DATA
(In thousands)

	September 30,	December 31,
	2009	2008
Assets	(unaudited)
Cash and cash equivalents and marketable securities (1)	$46,432	$68,476
Property and equipment, net	8,507	9,510
Goodwill	2,312	2,312
Other intangible assets, net	1,524	2,259
Other assets	2,869	8,066

Total assets	$61,644	$90,623

Liabilities and stockholders’ equity
Accounts payable	$1,037	$905
Accrued liabilities	7,356	6,816
Current portion of deferred revenue	3,127	33,133
Noncurrent portion of deferred revenue	17,440	18,512
Liability from Program Option exercised under the SDI
collaboration	15,000	15,000
Other long-term liabilities	160	101
Stockholders’ equity	17,524	16,156

Total liabilities and stockholders’ equity	$61,644	$90,623

(1)	These amounts also included investments held by SDI of $21.7 million and $25.1 million as of September 30, 2009 and December 31, 2008, respectively.

# # #